UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 30, 2006

Micrus Endovascular Corporation
(Exact name of registrant as specified in its charter)
000-51323
(Commission File Number)

Delaware	23-2853441
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)
821 Fox Lane
San Jose, California 95131
(Address of principal executive offices, including zip code)
(408) 433-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On November 30, 2006, we and our newly formed and wholly owned subsidiary, Micrus Design Technology, Inc., entered into an Asset Purchase Agreement (the “Agreement”) with VasCon, LLC, a privately held company (“VasCon”), and the members of VasCon.
Pursuant to the Agreement, on November 30, 2006 (the “Closing”) through Micrus Design Technology we purchased substantially all of the assets, properties, rights and claims of, or related to, the business of VasCon, for an aggregate up-front purchase price of approximately $5 million and up to an additional $10 million in earn-payments as described below. The up-front purchase price consisted of the payment of approximately $2.5 million in cash and the issuance of 156,666 shares of our Common Stock, par value $0.01 per share, having an aggregate value of approximately $2.5 million (“Common Stock”). The number of shares of Common Stock issued was based on the twenty trading day average closing price ending three trading days prior to the Closing. The purchase price is subject to certain post-closing working capital adjustments. Additionally, VasCon may receive certain earn-out payments in an amount not to exceed $10 million based on the sales and manufacturing performance of Micrus Design Technology as set forth in the Agreement. The Common Stock portion of the up-front purchase price was placed in escrow to satisfy certain indemnification obligations of VasCon and its members described in the Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
The Common Stock issued pursuant to the Agreement is expected to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.
Item 1.01 of this Form 8-K contains a more detailed description of the Agreement and Common Stock issued thereunder, and is incorporated into this Item 3.02 by reference.
Safe Harbor Statement
This Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing for the closing of the asset purchase transaction. These statements are based on the current expectations or beliefs of our management, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to (1) changes in economic, business, competitive, technological and/or regulatory factors, (2) failure of the closing conditions in the Asset Purchase Agreement to be satisfied and (3) other factors affecting the operation of the respective businesses of us and VasCon. These and other risks are detailed from time to time in our periodic reports that are filed with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended September 30, 2006. We are under no obligation to, and expressly disclaim any such obligation to, update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description
99.1	Press Release dated December 1, 2006 issued by Micrus Endovascular Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION (Registrant)
Date: December 1, 2006	By:	/s/ Robert A. Stern
Robert A. Stern
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 1, 2006 issued by Micrus Endovascular Corporation